As filed with the Securities and Exchange Commission on July 25, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

1-800 CONTACTS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	87-0571643
(State of Incorporation)	(I.R.S. Employer Identification No.)

66 E. Wadsworth Park Drive
Draper, Utah	84020
(Address of principal executive offices)	(Zip Code)

1-800 CONTACTS, INC. AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

(Full Title of the Plan)

R. Joe Zeidner

Chief Legal Officer and General Counsel

1-800 CONTACTS, INC.

66 E. Wadsworth Park Drive

Draper, Utah 84020

(801) 316-5000

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Dennis M. Myers, Esq.

Kirkland & Ellis LLP
200 E. Randolph Drive
Chicago, Illinois  60601

(312) 861-2000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)

Common Stock, par value $0.01 per share	350,000 shares	$15.20	$5,318,250	$570

(1)    In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)    Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act, on the basis of the average high and low prices of the Registrant’s common stock on July 21, 2006, as reported by the Nasdaq National Market.

(3)    Pursuant to Rule 429 of the Securities Act, a combined prospectus, relating to the 350,000 shares registered hereby; 350,000 shares registered pursuant to the registration statement filed on September 1, 2004 (Registration No. 333-118730); 620,000 shares registered pursuant to the registration statement filed on July 19, 2002 (Registration No. 333-96765); and 521,140 (such number has subsequently been increased to 1,042,280 as a result of a subsequent 2-for-1 stock split) shares registered pursuant to the registration statement filed on August 11, 1998 (Registration No. 333-61205), will be delivered to plan participants in accordance with Form S-8 and Rule 428 of the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 incorporates by reference the Registration Statement on Form S-8 filed by us on August 11, 1998 (Registration No. 333-61205) (the “Original Filing”). Any items in the Original Filing not expressly changed hereby shall be as set forth in the Original Filing.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.

The documents containing the information specified in Part I will be delivered to participants in the plan covered by this registration statement, in accordance with Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (“Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.    Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the 1-800 CONTACTS, INC. Amended and Restated 2004 Stock Incentive Plan are available without charge by contacting:

Aaron Meyer

Corporate Controller

1-800 CONTACTS, INC.

66 E. Wadsworth Park Drive

Draper, Utah 84020

(801) 316-5000

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The Commission allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this registration statement. The following documents which we have filed with the Commission are incorporated in this registration statement by reference:

(a)           our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (File No. 0-23633);

(b)           our Quarterly Report on Form 10-Q for the quarter ended April 1, 2006 (File No. 0-23633);

(c)           our Current Reports on Form 8-K filed on January 19, 2006, March 30, 2006, March 31, 2006, and May 16, 2006; and

(d)           the description of our common stock, par value $0.01 per share, contained in Item 1 in our Registration Statement on Form 8-A filed with the Commission on January 20, 1998 (File No. 0-23633), including any amendment or report filed for the purpose of updating such description.

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All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.    Description of Securities.

Not Applicable.

Item 5.    Interests of Named Experts and Counsel.

Not Applicable.

Item 6.    Indemnification of Directors and Officers.

The information contained in the Original Filing is incorporated herein by reference.

Item 7.    Exemption from Registration Claimed.

Not Applicable.

Item 8.    Exhibits.

See the attached Exhibit Index, which is incorporated herein by reference.

Item 9.    Undertakings.

The information contained in the Original Filing is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Draper, State of Utah, on this 25th day of July, 2006.

1-800 CONTACTS, INC.

By: /s/ Jonathan C. Coon
Jonathan C. Coon
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jonathan C. Coon and R. Joe Zeidner, and each or either of them, his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jonathan C. Coon	Chief Executive Officer and Director	July 25, 2006
Jonathan C. Coon	(Principal Executive Officer)

/s/ Robert G. Hunter	Chief Financial Officer (Principal Financial	July 25, 2006
Robert G. Hunter	Officer)

/s/ Aaron Meyer	Corporate Controller (Principal Accounting	July 25, 2006
Aaron Meyer	Officer)

/s/ John F. Nichols	Director	July 25, 2006
John F. Nichols

/s/ E. Dean Butler	Director	July 25, 2006
E. Dean Butler

/s/ Bradley T. Knight	Director	July 25, 2006
Bradley T. Knight

/s/ Stephen L. Key	Director	July 25, 2006
Stephen L. Key

/s/ Thomas H. Boggs, Jr.	Director	July 25, 2006
Thomas H. Boggs, Jr.

/s/ Garth T. Vincent	Director	July 25, 2006
Garth T. Vincent

INDEX TO EXHIBITS

Exhibit
Number	Description

5.1	Opinion of Kirkland & Ellis LLP with respect to the legality of the shares of common stock being registered hereby.

23.1	Consent of Kirkland & Ellis LLP (included in opinion filed as Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney (included in signature page to the registration statement).